UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Soliciting Material Pursuant to §240.14a-12

OM GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To:	All OM Group, Inc. Employees
From:	Joe Scaminace
Re:	Announcement this morning regarding acquisition of OM Group

Over the past several years, our Board of Directors and management team have been focused on creating an attractive portfolio of differentiated businesses with a strong foundation for long-term growth. To that end, and with your hard work and contributions, we have transformed and repositioned our Company away from commodity businesses to value-added growth platforms. We have navigated the dynamic changes in business conditions and global markets and taken advantage of the opportunities to better serve customers, improve business performance and accelerate the pace of change.

Every year we strategically evaluate our businesses and engage in a review of alternatives to maximize value for our shareholders. As a result of that process, we have just announced the signing of an agreement for OM Group to be acquired by Apollo Global Management, a successful investment firm with a track record for helping to grow the companies that it owns. The total value of the transaction, $1 billion or $34.00 per share, represents a substantial and immediate premium for our stockholders, reflecting the attractiveness of our businesses and the capabilities of our associates around the world.

Following the closing of the transaction, Apollo will own our Magnetic Technologies, Battery Technologies and Advanced Organics businesses. They will work with our seasoned business leaders and talented employees to continue to improve our operating performance and grow these businesses.

Platform Specialty Products, a publicly-traded producer of high tech specialty chemical products and technical services provider, has agreed to purchase our Electronic Chemicals and Photomasks businesses from Apollo. These businesses will join Platform’s portfolio of high-quality global diversified specialty chemicals businesses, creating a broader array of products and services for customers in electronics markets.

In the days leading up to and following the closing of the sale of OM Group, you will learn more about Apollo and Platform, and their respective plans for the businesses. Both Apollo and Platform bring added financial resources and global operating experience to support the execution of strategies driving the growth and competitiveness of our businesses.

Apollo and Platform are committed to ensuring that our customers continue receiving the high-quality products and services, innovation and applications expertise they have come to expect from us. From now through the closing of the transactions, which is expected by the end of 2015, it will be business as usual at OM Group, and we remain committed to executing our business plans and serving our customers.

The press release we issued this morning announcing the transaction is available at www.omgi.com. Beyond this, we will continue to make every effort to provide you with further information as it becomes available.

Designated Business Unit employees will begin the process of reaching out to our customers and suppliers to advise them about the transaction and assure them that we are all focused on working with and delivering our products and services to them. Additionally, if you should be contacted by anyone in the media regarding this news, please refer them to Kekst and Company at 212-521-4800.

On behalf of the Board of Directors and the entire management team, thank you all for your hard work and dedication to OM Group. The fact that Apollo and Platform are acquiring our businesses at such a compelling value, is a testament to your efforts and to what we have created together.

Sincerely,

Joe Scaminace

Chairman and CEO

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to OM Group, its management or the proposed transactions among OM Group, Apollo and Platform, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. OM Group undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including: volatility in raw material and energy prices; the failure of OM Group’s suppliers to timely deliver products in accordance with contract specifications; increased competitive activity including actions by larger competitors or lower-cost producers; the failure to achieve expected sales levels; changes in OM Group’s customer relationships, including loss of particular business for competitive or other reasons; the impact of labor problems, including labor disruptions at OM Group or at one or more of its large customers or suppliers; changes in OM Group’s relationship with joint-venture partners; restrictions imposed by outstanding indebtedness and indebtedness incurred in connection with the proposed transaction and future indebtedness; changes to tariffs or the imposition of new tariffs or trade restrictions; worldwide and regional economic, business, and political conditions; changes in customer demand and requirements; business cycles and other industry conditions; the timing of new services or facilities; ability to compete with others in the industry in which OM Group operates; effects of compliance with laws; matters relating to operating facilities; effect and costs of claims (known or unknown) relating to litigation and environmental remediation; volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; changes in interest or foreign exchange rates; an adverse change in OM Group’s, Apollo’s or Platform’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets; the risks associated with doing business outside of the United States; the failure to develop technologies, processes or products needed to support consumer demand; technology advancements; the inability to recover the costs to develop and test new products or processes; ability to attract and retain key personnel; escalation in the cost of providing employee health care; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the failure to obtain approval of the merger by the stockholders of OM Group and the failure to satisfy various other conditions to the closing of the merger contemplated by the merger agreement; changes in the economic climate in the markets in which OM Group operates; unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; results of litigation involving OM Group; the cost, disruption and diversion of management’s attention associated with campaigns commenced by activist investors seeking to influence OM Group to take particular actions favored by the activist or gain representation on OM Group’s Board of Directors; information security breaches and other disruptions that could compromise our information and expose us to business interruption, increased costs, liability and reputational damage; consolidation among competitors or customers; inaccurate assumptions used in developing OM Group’s strategic plan or operating plans or the inability or failure to successfully implement such plans; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; inability to adequately protect OM Group’s intellectual property rights; other factors that are set forth in management’s discussion and analysis of OM Group’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of OM Group by Apollo and Platform, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. This document speaks only as of its date, and OM Group disclaims any duty to update the information herein.

Additional Information and Where to Find It

In connection with the proposed transaction, a preliminary proxy statement on Schedule 14A will be filed with the SEC. OM GROUP STOCKHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of OM Group. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from OM Group at its website, www.omgi.com, or by contacting Rob Pierce, Vice President of Finance, at (216) 263-7489.

Participants in Solicitation

OM Group and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning OM Group’s participants is set forth in the proxy statement, filed April 22, 2015, for OM Group’s 2015 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of OM Group in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.